Exhibit 10.2

AMENDMENT NO. 2
TO

EMPLOYMENT AGREEMENT
DATED AS OF MAY 19, 2008 BETWEEN BRIAN REGAN AND
TICKETMASTER L.L.C.

This Amendment No. 2 (this “Amendment”) is entered into as of July 30, 2009 (the “Amendment Effective Date”), with regard to that certain Employment Agreement dated as of May 19, 2008, between Brian Regan (“Employee”) and Ticketmaster L.L.C. (the “Company”), as amended by that certain Amendment No. 1 to Employment Agreement dated as of December 31, 2008 (as amended, the “Agreement”).  All capitalized terms used herein without definition will have the meaning given them in the Agreement.

WHEREAS, the Company and Employee desire to amend the terms of the Agreement as set forth herein.

NOW, THEREFORE, the parties agree as follows:

1.                                       Effective as of the Amendment Effective Date, Section 3A of the Agreement is hereby amended to increase Employee’s Base Salary (as defined in the Agreement) to $500,000 per year.

2.                                       The Company hereby agrees to pay Employee a one-time signing bonus of $100,000 promptly following the Amendment Effective Date, subject to all applicable withholdings.

3.                                       Except as explicitly set forth in this Amendment, the Agreement will remain in full force and effect.

IN WITNESS WHEREOF, the parties above have executed this Amendment as of the first date written above:

TICKETMASTER L.L.C.

By:	/s/ CHRIS RILEY

/s/ BRIAN REGAN

Brian Regan